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                                                                EXHIBIT 4.2
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                                                 LAST AMENDED JUNE 30, 1996


                       ACCENT SOFTWARE INTERNATIONAL LTD.
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                      NON-EMPLOYEE SHARE OPTION PLAN (1995)
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                              A.  NAME AND PURPOSE

               1.   Name:  This plan, as amended from time to time, shall
                    ----
     be known as the Accent Software International Ltd. Non-Employee Share Option Plan (1995) (the "Plan").

               2.   Purpose:  The purpose and intent of the Plan is to
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     provide incentives to certain non-employee directors and consultants of Accent Software International Ltd. ("Accent") or of any parent corporation or subsidiary corporation of the Company now existing or subsequently formed or acquired (Accent and its parent or subsidiary corporations are collectively referred to as the "Company") by providing them with opportunities to purchase shares in Accent, pursuant to the Plan that was approved by the Board of Directors of Accent.

                  B.  GENERAL TERMS AND CONDITIONS OF THE PLAN

               3.   Administration:
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               3.1  The Plan will be administered by a Share Option
     Committee (the "Committee"), which will consist of such number of Directors of Accent (not less than two (2) in number), as may be fixed from time to time by the Board of Directors of Accent. The Board of Directors shall appoint the members of the Committee, may from time to time remove members from, or add members to, the Committee and shall fill vacancies in the Committee however caused. All members of the Committee shall be disinterested persons within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

               3.2 The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall determine. Actions at a meeting of the Committee at which a majority of its members are present or acts reduced to or approved in writing by all members of the Committee, shall be the valid acts of the Committee. The Committee may appoint a Secretary, who shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

               3.3 Subject to the general terms and conditions of this Plan and to the specific limitations set forth herein, the Committee shall have full authority in its discretion, from time to time and at any time, to interpret this Plan, with respect to persons to whom Option Awards are granted who are not Directors of the Company, to determine (i) the persons to whom Option Awards (as hereinafter defined) shall be granted ("Grantees"), (ii) the



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     number of shares to be covered by each Option Award, (iii) the time or times at which the same shall be granted, (iv) the schedule and conditions on which such Option Awards may be exercised and on which such shares shall be paid for, and/or (v) any other matter which is necessary or desirable for, or incidental to, the administration of the Plan. All Option Awards granted pursuant to this Plan must be exercised within five (5) years of the date of grant. Notwithstanding anything to the contrary contained herein, options granted hereunder to non-employees serving as Directors of the Company shall only be granted pursuant to the provisions set forth in paragraph 6.3.

               3.4 The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board of Directors or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option Award granted thereunder.

               3.5 The interpretation and construction by the Committee of any provision of the Plan or of any Option Award thereunder shall be final and conclusive unless otherwise determined by the Board of Directors.

               4.   Eligible Grantees:
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               4.1  [Reserved.]

               4.2 Subject to this limitation and any restriction imposed by applicable law, Option Awards may be granted to any director ("Director") or consultant of the Company, provided that such director or consultant is not an employee of the Company. The grant of an Option Award to a Grantee hereunder, shall neither entitle such Grantee to participate, nor disqualify him from participating, in any other grant of options pursuant to this Plan or any other share incentive or share option plan of the Company or any of its subsidiaries.

               5.   Reserved Shares:  Accent has reserved 300,000
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     authorized but unissued Ordinary Shares (nominal value NIS 0.01 per share) of Accent for purposes of the Plan, subject to adjustment as provided in paragraph 10 hereof. Any shares under the Plan, in respect of which the right hereunder of a Grantee to purchase the same shall for any reason terminate, expire or otherwise cease to exist, shall again be available for grant through Option Awards under the Plan.

               6.   Option Awards:
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               6.1  The Committee shall award to Grantees options to
     purchase shares in Accent available under the Plan ("Option Awards") in accordance with the provisions of Sections 6.3 and 6.4 below. Option Awards may be granted at any time after this Plan





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     has been approved by the Board of Directors of Accent (or prior to this Plan being so approved, provided that the grant of such Option Awards is made subject to such approval) and the shares reserved for the Plan effectively created. The date of grant of each Option Award shall be the date specified by the Committee at the time such award is made.

               6.2 The instrument granting an Option Award shall state, inter alia, the number of shares covered thereby, the dates when it may be exercised (subject to Section 8.1), the option price, the schedule on which such shares may be paid for and such other terms and conditions as the Committee at its discretion may prescribe, provided that they are consistent with this Plan.

               6.3  Subject to the general terms and conditions of this
     Plan: (i) each non-employee who is serving as a Director at the time of the adoption of this Plan shall receive an initial grant of an Option Award to purchase 15,000 Ordinary Shares of Accent, of which the right to purchase 7,500 Ordinary Shares shall vest upon grant, and the right to purchase the balance of 7,500 Ordinary Shares shall vest one year after the date of grant; (ii) each non-employee who becomes a member of the Board of Directors at any time after the adoption of this Plan shall receive an initial grant of an Option Award to purchase 15,000 Ordinary Shares of Accent, which shall vest as to the entire grant one year after the date of grant; and (iii) upon each anniversary of an initial grant, provided the Grantee is still serving as a member of the Board of Directors, the Grantee shall receive an annual Option Award to purchase 3,000 Ordinary Shares of Accent, which shall vest as to the entire grant six months after the date of grant.

               6.4 The Committee may in its discretion grant Option Awards to any consultant of the Company.

               7.   Option Prices:
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               7.1  The price per share covered by each Option Award shall be 100% of the fair market value of each share as determined by the Committee on the date of grant. If Accent's shares are publicly traded on a securities market in the United States or in Israel, then the fair market value of such shares on the date of grant shall be equal to the closing sale price of such shares on the trading date immediately preceding the date of such grant.

               8.   Exercise of Option Award:
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               8.1  Option Awards shall be exercisable pursuant to the
     terms under which they were awarded and subject to the terms and conditions of this Plan.



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               8.2  An Option Award, or any part thereof, shall be
     exercisable by the Grantee's signing and returning to Accent at its principal office a "Notice of Exercise" and a Share Incentive Agreement (the "Agreement") in such form and substance as may be prescribed by the Committee from time to time.

               8.3 Anything herein to the contrary notwithstanding, but without derogating from the provisions of paragraph 9 hereof, if any Option Award, or any part thereof, has not been exercised and the shares covered thereby not paid for within five (5) years after the date of grant, such Option Award, or such part thereof, and the right to acquire such shares shall terminate, all interests and rights of the Grantee in and to the same shall expire.

               8.4 Each payment for shares under an Option Award shall be in respect of a whole number of shares, shall be effected in cash, by a cashier's or certified check payable to the order of Accent, by cashless exercise, or, with respect to persons to whom Option Awards are granted who are not Directors of the Company, such other method of payment acceptable to Accent as determined by the Committee, and shall be accompanied by a notice stating the number of shares being paid for thereby.

               9.   Termination of Service as a Director or Consultant:
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               9.1  If a Director Grantee should, for any reason (other
     than by reason of death or disability) cease to be a Director of Accent, all of his rights, if any, in respect of all Option Awards granted to him under the Plan which are not yet exercisable on the date of the cessation of the directorship shall terminate and all of his rights in respect of such Option Awards which are exercisable on the date of the cessation of the directorship, but are not exercised within 90 days after such cessation of the directorship, shall terminate upon the expiration of such 90 day period. In the event of the resignation or dismissal of a Director, the Director shall, for the purposes of this paragraph 9.1, be deemed to have ceased to be a Director of the Company upon the delivery to the Company of notice of resignation or the delivery to the Director of notice of dismissal, as the case may be, irrespective of the effective date of such resignation or dismissal.

               9.2 If a Director Grantee should cease to be a Director of Accent by reason of death or disability, all outstanding Option Awards shall be deemed fully vested, and the successor in interest of the Grantee may exercise such Option Awards in accordance with their terms.

               9.3 If a non-director consultant Grantee should, for any reason (other than by reason of death or disability) cease to be a consultant of the Company, all of his rights, if any, in





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     respect of all Option Awards granted to him under the Plan which are not yet exercisable on the date of the cessation of the consultancy shall terminate and, unless otherwise determined by the Board of Directors of Accent, all of his rights in respect of such Option Awards which are exercisable on the date of the cessation of the consultancy, but are not exercised within 90 days after such cessation of the consultancy, shall terminate upon the expiration of such 90 day period. In the event of the resignation of a consultant or the termination of a consultancy, the consultant shall, for the purposes of this paragraph 9.3, be deemed to have ceased to be a consultant of the Company upon the delivery to the Company or notice of resignation or the delivery to the consultant of notice of termination of the consultancy, as the case may be, irrespective of the effective date of such resignation or discharge. In the event the consultancy of a non-director consultant Grantee is terminated by the Company for cause, such Grantee shall not be entitled to exercise the Option Awards subsequent to the time of delivery of the notice of discharge.

               9.4 If a non-director consultant Grantee should die, or be unable to continue to be employed by the Company by reason of becoming incapacitated while in the employ of the Company as a result of an accident or illness or other cause which is approved by the Committee, such Grantee shall, subject to approval of the Committee (which shall not be unreasonably withheld), continue to enjoy rights under the Plan on such terms and conditions as the Committee in its discretion may determine.

               10.  Adjustments.  Upon the happening of any of the
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     following described events, a Grantee's rights to purchase shares under the Plan shall be adjusted as hereinafter provided:

               10.1 In the event the Ordinary Shares of Accent shall be subdivided or combined into a greater or smaller number of shares or if, upon a merger, consolidation, reorganization, recapitalization or the like, the Ordinary Shares of Accent shall be exchanged for other securities of Accent or of another corporation, each Grantee shall be entitled, subject to the conditions herein stated, to purchase such number of Ordinary Shares or amount of other securities of Accent or such other corporation as were exchangeable for the number of Ordinary Shares of Accent which such Grantee would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or exchange.

               10.2 In the event that Accent shall issue any of its Ordinary Shares or other securities as bonus shares (stock dividend) upon or with respect to any shares which shall at the time be subject to a right of purchase by a Grantee hereunder, each Grantee upon exercising such right shall be entitled to


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     receive (for the purchase price payable upon such exercise), the shares as to which he or she is exercising such right and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such bonus shares (stock dividend) were declared, and such amount of shares and the amount of cash in lieu of fractional shares, as is equal to the shares which he would have received had he been the holder of the shares as to which he is exercising his right at all times between the date of the granting of such right and the date of its exercise.

               10.3 Upon the happening of any of the foregoing events, the class and aggregate number of Ordinary Shares issuable pursuant to the Plan (as set forth in paragraph 5, hereof), in respect of which Option Awards have not yet been granted, shall also be appropriately adjusted to reflect the events specified in paragraphs 10.1 and 10.2 above.

               10.4 The Committee shall determine the specific adjustments to be made under this paragraph 10, and its determination shall be conclusive.

               11.  Assignability and Sale of Shares and Option Awards:
                    --------------------------------------------------
               11.1 No shares purchasable hereunder which were not fully paid for, shall be assignable or transferable by the Grantee. For avoidance of doubt, the foregoing shall not be deemed to restrict the transfer of a Grantee's rights in respect of Option Awards or shares purchasable pursuant to the exercise thereof upon the death of such Grantee to his estate or other successors by operation of law or will, whose rights therein shall be governed by paragraph 9.2 hereof.

               11.2 No Option Award may be transferred other than by will or by the laws of descent and distribution, and during the Grantee's lifetime an Option Award may be exercised only by him.

               12.  Securities Act of 1933; Israel Securities Law, 1967:
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     By his exercise of an Option Award hereunder, the Grantee agrees not to sell, transfer or otherwise dispose of any of the shares so purchased by him except in compliance with the United States Securities Act of 1933, as amended, and the rules and regulations thereunder and the Grantee further agrees that all certificates evidencing any of such shares shall be appropriately legended to reflect such restriction. Accent does not obligate itself to register any shares under the United States Securities Act of 1933, as amended. However, the securities being offered and/or issued hereby have been issued in compliance with the Israel Securities Law, 1967.


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               13.  Term and Amendment of the Plan:
                    ------------------------------

               13.1 The Plan was adopted by the Board of Directors of Accent on May 15, 1995, and shall expire on May 14, 2005 (except as to Option Awards outstanding on that date). This Plan was approved by a majority of Accent's shareholders on May 15, 1995 in accordance with Regulation 240.16b-3(b) promulgated under the Exchange Act.

               13.2 The Board of Directors may, at any time and from time to time, terminate or amend the Plan in any respect except that, without the prior approval of the Shareholders of Accent: (i) the total number of Ordinary Shares which may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 10 hereof); (ii) the provisions of paragraph 4.2 regarding the eligibility may not be modified; and (iii) the provisions of paragraph
     6.3 shall not be amended more than once in any six-month period other than to comport with changes in the United States Internal Revenue Code or the Employee Retirement Income Security Act of the United States or the rules thereunder. In no event may any action of the Company alter or impair the rights of a Grantee, without his consent, under any Option Award previously granted to him.

               14.  Continuance of Status:  Neither the Plan nor the
                    ---------------------
     Agreement shall impose any obligation on Accent or a subsidiary thereof (to the extent there shall be one or more), to continue any Grantee as a Director or as a consultant, and nothing in the Plan or in any Option Award granted pursuant thereto shall confer upon any Grantee any right to continue as a Director of or consultant to the Company, as the case may be, or restrict the right of the Shareholders, other directors or the Company, to remove the Director as provided for in Accent's Articles of Association or to terminate the consultancy.

               15.  Governing Law:  The Plan and all instruments issued
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     thereunder or in connection therewith, shall be governed by, and interpreted in accordance with, the laws of the State of Israel.

               16.  Application of Funds:  The proceeds received by Accent
                    --------------------
     from the sale of shares pursuant to Option Awards granted under the Plan will be used for general corporate purposes of the Company.

               17.  Tax Consequences:  Any tax consequences arising from
                    ----------------
     the grant or exercise of any Option Award, from the payment for shares covered thereby or from any other event or act (of the Company or the Grantee) hereunder, shall be borne solely by the Grantee.
     Furthermore, the Grantee shall agree to indemnify the Company and hold it harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee.


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